UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 29, 2012

GLOBAL ECOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-15216	86-0892913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

96 Park Street, Montclair, New Jersey		07042
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (973) 655-9001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Form 8-K/A to correct a scrivener’s error we made in our Form 8-K filing that was filed with the Commission on November 30, 2012. We incorrectly stated the name of our water purification system.  The Global Ecology Corporation technology is known as the Mobile PureWater System (“MPWS”).  The solution, to be used in the purification process in MPWS has now been approved by the EPA.  No other changes have been made to the Form 8-K.

Item 8.01 Other Events.

OCION Water Sciences Group (Formally EnvirEau Technologies) received EPA (Environmental Protection Agency) approval of the application today, which was jointly filed by Ocion and Global Ecology Corporation, for a broad spectrum of its products under the US Federal Insecticide, Fungicide and Rodenticide Act.  The EPA registration expands the products for usage as a bactericide and algaecide under an even wider range of applications in the US than currently is authorized by Health Canada.   The application was granted without conditions.

Global Ecology Corporation (GEC) currently has the exclusive U.S. rights to distribute its own branded product, IMS1000 (produced by Ocion), for use in cooling towers and for GEC's Mobile PureWater System (“MPWS”). The Company and Ocion are also entering into negotiations on additional market distribution rights.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Ecology Corporation
(Registrant)

Date	November 30, 2012

/s/ Peter Ubaldi
(Signature)
Print Name: Peter Ubaldi
Title: Chief Executive Officer